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                                                                  Exhibit (e)(6)

American General
Life Companies

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                                                    EXECUTIVE ADVANTAGE(SM)
                                                    -----------------------
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                                                 DOLLAR COST AVERAGING REQUEST
                                                 -----------------------------
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Policy Number:___________________

Policyholder:__________________________________________________________________
                                       (Last Name, First Name, Middle Name)

Insured: ______________________________________________________  Social Security No.: ______-_____-______
         (Last Name, First Name, Middle Name)
-----------------------------------------------------------------------------------------------------------------------
For the purpose of Dollar Cost Averaging, I hereby authorize monthly transfers from my Money Market Subaccount into other
Subaccounts as indicated below.

  Allocation of premium (Must be in 1% increments and no less than 5% to any one fund. Total must equal 100%.)


   Guaranteed Account                                 _____%
   -----------------------------------

   AIM Variable Insurance Funds                                  Goldman Sachs Variable Insurance Trust
   ----------------------------                                  --------------------------------------
   (Invesco Variable Insurance Funds)                            Strategic International Equity Fund                _____%
   ----------------------------------                            Structured U.S. Equity Fund                        _____%
   Invesco V.I. High Yield Fund                       _____%
   Invesco V.I. American Value Fund                   _____%     JPMorgan Insurance Trust
                                                                 ------------------------
   AllianceBernstein Variable Products Series Fund               Small Cap Core Portfolio                           _____%
   -----------------------------------------------
   Growth Portfolio - Class A                         _____%     Neuberger Berman Advisers Management Trust
   Growth & Income Portfolio - Class A                _____%     ------------------------------------------
   Large Cap Growth Portfolio - Class A               _____%     AMT Large Cap Value Portfolio                      _____%

   American Century Variable Portfolios, Inc.                    PIMCO Variable Insurance Trust
   ------------------------------------------                    ------------------------------
   VP Income & Growth Fund                            _____%     High Yield Portfolio - Admin. Class                _____%
   VP International Fund                              _____%     Long-Term U.S. Gov't Portfolio - Admin. Class      _____%
                                                                 Real Return Portfolio - Admin. Class               _____%
   BlackRock Variable Series Funds, Inc.                         Short-Term Portfolio - Admin. Class                _____%
   -------------------------------------                         Total Return Portfolio - Admin. Class              _____%
   BlackRock Basic Value V.I. Fund - Class I          _____%
   BlackRock Capital Appreciation V.I. Fund - Class I _____%     The Universal Institutional Funds, Inc.
   BlackRock U.S. Government Bond V.I. Fund - Class I _____%     ---------------------------------------
   BlackRock Value Opportunities V.I. Fund - Class I  _____%     Emerging Markets Equity Portfolio - Class I        _____%
                                                                 Core Plus Fixed Income Portfolio - Class I         _____%
   Fidelity Variable Insurance Products                          Mid Cap Growth Portfolio - Class I                 _____%
   ------------------------------------
   VIP Balanced Portfolio - Initial Class             _____%     VALIC Company I
   VIP Contrafund Portfolio - Initial Class           _____%     ---------------
   VIP Index 500 Portfolio - Initial Class            _____%     International Equities Fund                        _____%
   VIP Money Market Portfolio - Initial Class         _____%     Mid Cap Index Fund                                 _____%
                                                                 Small Cap Index Fund                               _____%
   Franklin Templeton Variable Insurance Products
   ----------------------------------------------                Vanguard Variable Insurance Fund
   Developing Markets Securities Fund - Class 2       _____%     --------------------------------
   Foreign Securities Fund - Class 2                  _____%     Total Bond Market Index Portfolio                  _____%
   Growth Securities Fund - Class 2                   _____%     Total Stock Market Index Portfolio                 _____%
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Dollar Cost Averaging Executive Advantage 05/13

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Select one transfer option:

     [_]  $_____________ per month. Automatic transfers will continue until my balance in the Money Market Subaccount is depleted.
     [_]  Entire current balance in the Money Market Subaccount over _____________ months (maximum 24).

          I understand that If I elect Dollar Cost Averaging in conjunction with my Application, automatic transfers will be effective as of the first Monthly Anniversary following the end of the Free Look Period. Otherwise, automatic transfers will be effective as of the second Monthly Anniversary following your receipt of my request. I understand that the use of Dollar Cost Averaging does not guarantee investment gains or protect against loss in a declining market.

          I understand that automatic transfers will remain in effect until one of the following occurs:

          1. My balance in the Money Market Subaccount is depleted;      4. The Policy ends without value; or

          2. You receive my written request to cancel future transfers;  5. I submit a new Dollar Cost Averaging Request form.

          3. You receive notification of the Insured's death;
================================================================================================================================

As Policyholder, I represent that the statements and answers in this Dollar Cost Averaging request are written as made by me and are complete and true to the best of my knowledge and belief.

________________________________________________    _________________________________________________
Signature of Insured                                Signature of Policyholder (if other than Insured)

___________________________________ ____, 20___
Date Signed
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Dollar Cost Averaging Executive Advantage 05/13